United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2007
(Date of Report)

China 3C Group
(Exact name of registrant as specified in its charter)

Nevada (State of inCompany)	000-28767 (Commission File Number)	88-0403070 (IRS Employer Identification No.)

368 HuShu Nan Road HangZhou City, Zhejiang Province, China (Address of principal executive offices)	310014 (Zip Code)

086-0571-88381700 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

SIGNATURE

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On May 7, 2007 the Board of Directors appointed Joseph Levinson to serve as a member of the Board of Directors of the Company. Mr. Levinson does not hold any other directorships with reporting companies in the United States. There are no family relationships between Mr. Levinson and the directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Company was or is to be a party, in which Mr. Levinson (or any member of his immediate family) had or is to have a direct or indirect material interest.

Mr. Levinson has been named chairman of the Nominating Committee of the Company. In addition, Mr. Levinson will be in charge of Investor Relations for the Company and perform the following duties:

1.	Interface and coordinate communication between Management/Directors in China and Directors in United States.
2.	Interface and coordinate communication between Management/Directors in China, Directors in United States, with Counsel and Auditors of the Company.
3.	Conduct United States investor presentations and phone calls on behalf of the Company.
4.	Supervise preparation of reports and filings required (including all related materials) to be filed by the Company with the US Securities and Exchange Commission.
5.	Responsible for investor relations.

As compensation for the services set forth herein, Mr. Levinson will receive:

(1)	USD $60,000 per year, payable in equal quarterly installments with the first installment payable upon execution of this agreement;
(2)	a monthly grant during his Term of 1,000 shares of the Company’s Common Stock,
(3)	an annual grant of Stock Options to purchase 300,000 shares of common stock of the Company. The annual grant of Stock Options shall vest immediately upon issuance. The exercise price of the initial grant of Stock Options shares shall be based on the closing price of the common stock of the Company on May 7, 2007. All option grants will be issued pursuant to the terms of the Company’s Stock Option Plan and agreements thereunder. They shall vest upon issuance and will have an exercise period of ten years from date of issuance provided Mr. Levinson is a member of the Board of Directors and this Agreement is in effect at such time. In the event that Mr. Levinson is no longer a member of the Board of Directors, the exercise period for all vested options will be twenty-four months from the anniversary date of his departure from the Board of Directors.

In addition, Mr. Levinson shall receive:

(1)   $2,500 for each meeting of the Board of Directors that Mr. Levinson attends.

(2)   $2,000 for each meeting of a committee of the Board of Directors that Mr. Levinson attends.

(3)   $5,000 for being named the Chairman of the Nominating Committee of the Board of Directors of the Company, and upon being named Chairman of any other committee.

(4)   $4,500 as a one-time bonus upon joining the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2007	China 3C Group

/s/ Xiang Ma
Xiang Ma
President